                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): JULY 6, 2009 (JULY 2, 2009)

                             WIN GAMING MEDIA, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                 000-51255                98-0374121
--------------------------------------------------------------------------------
  (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)           File Number)          Identification No.)

           103 FOULK ROAD, WILMINGTON, DE                          19803
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      (Address of principal executive offices)                   (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective July 2, 2009, Mr. Shlomo Zedkia has been appointed as our new Chief
Financial Officer ("CFO"). The appointment was made pursuant to an agreement signed between us and Shvarts - Zedkia & Co., Certified Public Accountants, an
Israeli financial management consulting firm in which Mr. Zedkia is a partner.
Therefore, we will not have separate compensation arrangements with Mr. Zedkia.

Since 2008, Mr. Zedkia has served as a partner at Shvarts-Zedkia & Co.,
Certified Public Accountants. During 2006 - 2008 Mr. Zedkia served as a senior audit manager at the High Tech Division of Ziv Haft BDO, where he gained extensive experience in auditing and in preparing annual and quarterly financial statements for public companies whose shares are traded in the U.S. During 2005
- 2006, Mr. Zedkia served as an accountant at Stark & Stark Certified Public
Accountants (Israel).

Mr. Zedkia received his Bachelor degree in Business Administration and
Accounting from the College of Management, Israel. Mr. Zedkia is a certified public accountant in Israel.

Effective July 2, 2009, Mr. Jacob Bar-Shalom ceased to act as our CFO. The departure of Mr. Bar-Shalom resulted from the termination of the agreement between us and C.F.O. - Out Sourcing Services Ltd., a company that provided us with financial services, pursuant to which Mr. Bar-Shalom acted as our CFO.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  WIN GAMING MEDIA, INC.

                                                  By: /s/ Shimon Citron
Date:  July 6, 2009                               ------------------------
                                                  Shimon Citron
                                                  Chief Executive Officer